Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) is entered into as of December 21, 2023 by and among LSB Industries, Inc., a Delaware corporation (the “Parent”), each of the Parent’s subsidiaries set forth on the signature pages hereto (the “Subsidiary Grantors”), and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with Parent and the Subsidiary Grantors, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacity as administrative agent for the lenders from time to time party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

Parent and the Subsidiary Grantors, as Loan Parties thereunder and, as applicable, as Borrowers thereunder, and JPMCB, as the Administrative Agent, the sole Lender and Issuing Bank as of the date hereof, and the Swingline Lender thereunder, are entering into a Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce JPMCB and any other Lender that is from time to time a party to the Credit Agreement to extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations of the Loan Parties under the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

1.2 Terms Defined in UCC. The following capitalized terms have the meanings set forth in Article 9 of the UCC: Account Debtor, Accounts, Chattel Paper, Deposit Account, Documents, Electronic Chattel Paper, Instruments, Inventory, Investment Property, Letter-of-credit rights, Payment Intangible, Promissory Note, Record, Securities Account, Supporting Obligation and Tangible Chattel Paper.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document or statute is specifically referenced.

“Books” means all of each Loan Parties’ now owned or hereafter acquired books and Records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Cash Dominion Trigger Period” means the period (a) beginning on the date that an Event of Default occurs and continuing until the date on which such Event of Default is either cured by the Grantors or waived by the Administrative Agent, or (b) beginning on the date that Specified Availability has been less than the greater of (i) $11,250,000 and (ii) 15% of the Revolving Commitment for a period of three (3) consecutive Business Days and continuing until the date on which Specified Availability has been equal to or greater than (x) $11,250,000 and (y) 15% of the Revolving Commitment for a period of thirty (30) consecutive days.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Deposit Account” shall have the meaning set forth in Section 5.1(a).

“Collection Account” shall have the meaning set forth in Section 5.1(b).

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent and the applicable Grantor, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.

“Excluded Accounts” means any deposit account and/or securities account (a) that are specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s salaried employees, (b) that are specifically and exclusively used for paying taxes (provided the amount on deposit in such accounts does not exceed the then current amount of such tax obligations or then current estimate of such tax obligations), (c) used for cash collateral with respect to items (2) and (3) set forth on Schedule 6.02 to the Credit Agreement on the Effective Date, (d) for which the aggregate balance in any such account (individually) does not exceed $250,000 at any time outstanding (provided, that the aggregate balance in all such accounts that are excluded pursuant to this clause (d) shall not exceed $1,000,000 at any time), and (e) that are zero balance accounts so that no funds are maintained in such accounts for more than one (1) Business Day. Notwithstanding the foregoing, any Collateral Deposit Account, the Collection Account, and any other deposit or securities account maintained with JPMCB (other than those described in clauses (a), (b) or (c) of this definition) shall not be an Excluded Account.

“Effective Date” means the date of this Security Agreement.

“Excluded Property” has the meaning set forth in the Intercreditor Agreement.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“General Intangibles” means all now owned or hereafter acquired right, title, and interest with respect to “General Intangibles” as that term is defined in Article 9 of the UCC (including Payment Intangibles, contract rights, rights to payment, proprietary rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, Deposit Accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all Supporting Obligations in respect thereof.

“Lock Boxes” shall have the meaning set forth in Section 5.1(a).

“Lock Box Agreement” shall have the meaning set forth in Section 5.1(a).

“Negotiable Collateral” means all right, title, and interest with respect to letters of credit, Letter-of-credit rights, Instruments, Promissory Notes, drafts, Documents, and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper), and any and all Supporting Obligations in respect thereof.

“Notes Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Receivables” means the Accounts, Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper), Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral, in each case to the extent the foregoing otherwise constitute or are required to constitute Collateral.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent and the applicable Grantor, among any Grantor, a financial institution, securities intermediary or other Person holding such Grantor’s securities or maintaining a Securities Account for such Grantor, and the Administrative Agent with respect to collection and control of all securities, balances and other assets held in a securities account maintained by such Grantor with such securities intermediary.

“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s now owned or hereafter acquired right, title and interest in, to and under, each of the following to secure the prompt and complete payment and performance of the Secured Obligations (collectively referred to as the “Collateral”):

(i)	Accounts (including any and all Supporting Obligations in respect thereof),

(ii)	Books,

(iii)	General Intangibles (including any and all Supporting Obligations in respect thereof),

(iv)	Inventory,

(v)	Investment Property (including any and all Supporting Obligations in respect thereof),

(vi)	Negotiable Collateral (including any and all Supporting Obligations in respect thereof),

(vii)

money or other assets of each such Loan Party that arise from or relate to Accounts, Books, General Intangibles, Inventory, Investment Property, or Negotiable Collateral and that now or hereafter come into the possession, custody, or control of the Administrative Agent, and

(viii)

the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, Deposit Accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding the foregoing or anything in this Security Agreement or in any other Loan Document to the contrary, Collateral shall not include any (i) Excluded Property, (ii) the proceeds of the Secured Notes, (iii) equity shares, assets or any other interest in or to Unrestricted Subsidiaries and (iv) Notes Priority Collateral.

ARTICLE III

REMEDIES

3.1. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 3.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement, Securities Account Control Agreement or any other control agreement and take any action therein with respect to such Collateral; and

(iv) without notice, demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

3.2. Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all Books relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the Books relating thereto, or both, are located, to take possession of all or any part of the Collateral or the Books relating thereto, or both, to remove all or any part of the Collateral or the Books relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy; and

(c) at its own expense, cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s reasonable request, the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

ARTICLE IV

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

4.1 Account Verification. The Administrative Agent may, at any time after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, Payment Intangibles and/or other Receivables.

4.2 Authorization for Administrative Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file any financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 5.3, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under the Credit Agreement), (vi) to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other Instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement. Notwithstanding anything to the contrary in this section, the Administrative Agent agrees that, except for the powers granted in Section 4.2(a)(i), (iii), (iv) and (xv) above, it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 4.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

4.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS ATTORNEY-IN-FACT IN THIS ARTICLE IV IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.16. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE PRIMARILY RESULTED FROM SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN PERFORMING ITS ACTIVITIES OR FURNISHING ITS SERVICES UNDER THIS SECURITY AGREEMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE V

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

5.1 Collection of Receivables.

(a) On or before the time specified in Section 5.20 of the Credit Agreement, each Grantor shall (i) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (other than Excluded Accounts and, subject to Section 5.4 hereof, Specified Collection Accounts) maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Schedule 7.5, and (ii) establish lock box service (the “Lock Boxes”) with the bank(s) set forth on Schedule 7.5, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each, a “Lock Box Agreement”). After the Effective Date, each Grantor will comply with the terms of Section 5.2.

(b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements or to a Collateral Deposit Account. The Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Grantor remove any item from a Lock Box or a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement or to a Collateral Deposit Account after notice from the Administrative Agent, the Administrative Agent shall, notwithstanding whether an Event of Default has occurred and is continuing, be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Grantors with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and release funds received into the Collection Account as provided by the terms of Section 5.3.

5.2 Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, or establishing a new Lock Box, each Grantor shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Collateral Deposit Account or establishing of such Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account and provide for a daily sweep into the Collection Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box and provide for a daily sweep into the Collection Account. In the case of Collateral Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

5.3 Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, so long as no Cash Dominion Trigger Period is occurring, collections which are received into the Collection Account shall be deposited into the Funding Account rather than being used to reduce amounts owing under the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral to be deposited in a Collateral Deposit Account, Lock Box, or the Collection Account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into an account specified by the Grantors. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency. Notwithstanding the foregoing, the Administrative shall have the right (to be exercised in its sole and absolute discretion) to decline to exercise cash dominion under this Section 5.3 notwithstanding that a Cash Dominion Trigger Period is occurring; provided that any determination by the Administrative Agent to not exercise cash dominion shall not impair the rights of the Administrative Agent to exercise cash dominion in the future, whether during such Cash Dominion Trigger Period or any future Cash Dominion Trigger Period.

5.4. Specified Collections Accounts. Notwithstanding anything to the contrary contained herein, the Grantors shall not be required to obtain or deliver any Deposit Account Control Agreements or Lock Box Agreements with respect to any of the Deposit Accounts set forth on Schedule 5.4 attached hereto (together, the “Specified Collections Accounts”); provided, that the aggregate balance in the Specified Collections Accounts does not exceed $50,000. The Grantors agree to wire all amounts collected in the Specified Collections Accounts to a Collateral Deposit Account, a Lock Box or the Collection Account from time to time after the Effective Date as and when practicable (as determined by the Grantors in good-faith).

ARTICLE VI

COVENANTS

From the Effective Date and at all times thereafter until this Security Agreement is terminated in accordance with Section 8.16, each Grantor agrees to comply with these covenants set forth in this Article VI.

6.1 Locations of Eligible Inventory. Each Grantor that is a Borrower agrees to keep all of such Grantor’s Inventory that is at any time Eligible Inventory only at the locations identified on Schedule 7.2 and between such locations to the extent in transit in the ordinary course of business; provided, however, that any Grantor may add new locations at which Eligible Inventory is kept so long as (a) the Borrower Representative delivers written notice to the Administrative Agent promptly (and in any event not more than 5 Business Days) after a Responsible Officer obtains actual knowledge that Eligible Inventory is moved to such new location, and (b) such new location is within the continental United States. To the extent any Eligible Inventory located at any such new location is subject to any rights of any lessor, consignor, warehouseman, bailee or other similar Person and a Collateral Access Agreement has not been entered into with respect to such new location, the Administrative Agent shall have the right to implement Reserves in respect of rent (or for consignee’s, warehousemen’s, bailee’s or other similar charges, as applicable) for such new location in accordance with the Credit Agreement.

6.2 Certain Changes with respect to Grantors. Each Grantor agrees that it shall not change any of the information with respect to such Grantor that is set forth on Schedule 7.3 (solely to the extent required to scheduled thereon pursuant to clauses (i), (v), (vi) or (vii) of Section 7.3 hereof) as of the Effective Date; provided, however, that such Grantor may make changes to such information so long as the Administrative Agent has received written notice thereof from the Borrower Representative not less than 10 Business Days (or such lesser amount of time as may be agreed to in writing by the Administrative Agent in its sole discretion) prior to the date that such change is effective.

6.3 Securities Accounts. Subject to Section 5.20(a) of the Credit Agreement, before opening of any Securities Account (other than any Excluded Account) after the Effective Date, each Grantor shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Securities Account, and (b) cause each financial institution in which it seeks to open a Securities Account to enter into a Securities Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Securities Account.

6.4 Security Agreement Supplement. Each Domestic Subsidiary formed or acquired by such Grantor after the Effective Date (other than Excluded Subsidiaries) shall promptly execute and deliver a Security Agreement Supplement pursuant to and in accordance with Section 5.21(a) of the Credit Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 Eligible Accounts. Each Grantor that is a Borrower represents and warrants to the Administrative Agent that (a) the Eligible Accounts of such Grantor are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of such Grantor’s business, owed to such Grantor without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (b) each Eligible Account of such Grantor is not:

(i) owed by an employee, Affiliate, or agent of a Borrower,

(ii) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of (together with Accounts referred to in the parenthetical set forth in clause (vi) below) up to $1,500,000 with respect to goods that are subject to a bill and hold agreement in form and substance satisfactory to the Administrative Agent), or on any other terms by reason of which the payment by the Account Debtor may be conditional,

(iii) payable in a currency other than Dollars,

(iv) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

(v) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a such Grantor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(vi) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of (together with Accounts referred to in the parenthetical set forth in clause (ii) above) up to $1,500,000 with respect to goods that are subject to a bill and hold agreement in form and substance satisfactory to the Administrative Agent) to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

(vii) a right to receive progress payments or other advance billings that are due prior to the completion of performance by such Grantor of the subject contract for goods or services, and

(viii) an Account that has not been billed to the customer (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of up to $1,500,000 with respect to goods that are subject to a bill and hold letter in form and substance satisfactory to the Administrative Agent).

7.2 Eligible Inventory and Eligible Raw Inventory. Each Grantor that is a Borrower represents and warrants to the Administrative Agent that (i) all Eligible Inventory owned by such Grantor is of good and merchantable quality and is free from defects, and (ii) each item of Eligible Inventory and Eligible Raw Inventory owned by such Grantor is:

(a) owned by such Grantor free and clear of all Liens other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties,

(b) located at one of the locations set forth on Schedule 7.2 (which Schedule identifies the type of such location as either owned, leased, or a warehouse, or whether such the Eligible Inventory at such location is otherwise subject to the rights of a bailee or other similar Person); provided that any additional location at which Eligible Inventory is located, which location was established in accordance with Section 6.1, shall be deemed included on Schedule 7.2.

(c) is not at a location where a lessor, consignor, warehouseman, bailee or other similar Person has rights with respect to such Inventory, unless such Inventory is (A) either subject to (x) a Collateral Access Agreement, or (y) subject to a Reserve for rent (or for consignee’s, warehousemen’s, bailee’s or similar charges, as applicable) and (B) segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (it being understood and agreed that the representation and warranty set forth in clause (A) of this Section 7.2(c) shall not be required to be made by such Grantor on and as of the Effective Date and in connection with any Borrowing or issuance, amendment or extension of a Letter of Credit pursuant to Section 4.02(a) of the Credit Agreement prior to the date that is sixty (60) days following the Effective Date, and thereafter such representation and warranty shall be made in connection with any Borrowing or issuance, amendment or extension of a Letter of Credit pursuant to Section 4.02(a) of the Credit Agreement or at any other time the representations and warranties set forth in this Security Agreement are expressly made by the Loan Parties pursuant to any Loan Document),

(d) not goods that have been returned or rejected by such Grantor’s customers, and

(e) not goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in such Grantor’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment, except for Eligible Raw Inventory.

7.3 Grantor Information and Name. Each Grantor represents and warrants to the Administrative Agent that: (i) the location of its chief executive office, (ii) its principal place of business (if different than its chief executive office), (iii) each other place of business of such Grantor, (iv) its organizational identification number issued by the state in which it was organized and formed, (v) the type of entity of such Grantor, (vi) its state of organization and formation, and (vii) such Grantor’s name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization and formation, in each case, is as set forth on Schedule 7.3; provided that any changes to such information effected in accordance with Section 6.2 shall be deemed to be included on Schedule 7.3.

7.4 No Encumbrances. Each Grantor represents and warrants to the Administrative Agent that such Grantor has good and indefeasible title to its Collateral free and clear of Liens except for Permitted Liens.

7.5 Collateral Deposit Accounts, Lock Boxes and Securities Accounts. Each Grantor represents and warrants to the Administrative Agent that such Grantor has no Collateral Deposit Accounts, Lock Boxes, and Securities Accounts other than such Grantor’s Collateral Deposit Accounts, Lock Boxes and Securities Accounts that are set forth on Schedule 7.5; provided that (i) any Collateral Deposit Account or Lock Box established by such Grantor in accordance with Section 5.2, and (ii) any Securities Account established by such Grantor in accordance with Section 6.3, shall in each case be deemed to be included on Schedule 7.5.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Disposition of Collateral; Liens. Anything contained in this Security Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions or as otherwise permitted in Sections 6.03 and 6.04 of the Credit Agreement, the Grantors have no authority, express or implied, to dispose of any item or portion of the Collateral. Each Grantor agrees that it will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.

8.2 Authorization to File Financing Statements; Further Assurances. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and security agreements, assignments, endorsements and all other documents, and take such other actions, as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, including without limitation, the delivery of any physical Collateral into the possession of the Administrative Agent if reasonably requested by the Administrative Agent for the purpose of satisfying any legal requirements for perfection of the Administrative Agent’s Liens on such Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral by any description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Each Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, information identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

8.3 Intercreditor Agreement. The Grantors and Administrative Agent acknowledged and agree that the Liens on the Collateral created under this Security Agreement, and the exercise of remedies with respect to the Collateral as set forth in this Security Agreement or otherwise, are subject to the terms of the Intercreditor Agreement. In the event of any conflict of the express terms of this Security Agreement and the express terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control, but shall not affect any other provisions of this Security Agreement.

8.4 Information Certificate. The Grantors hereby represent and warrant to the Administrative Agent, on and as of the Effective Date, that all information set forth in the Information Certificate dated as of the Effective Date and provided to the Administrative Agent in connection with this Security Agreement is true and correct in all material respects on and as of the Effective Date.

8.5 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as found by a final, non-appealable judgment of a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.6 Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent to (a) fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.6 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.6. Without limitation upon the foregoing, nothing contained in this Section 8.6 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.6.

8.7 Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.8 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.8. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.9 Specific Performance. Each Grantor acknowledges and agrees that a material breach of the provisions of this Security Agreement may cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties may have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the obligations of the Grantors under this Security Agreement shall be specifically enforceable against the Grantors.

8.10 No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantors therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.

8.11 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.12 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.13 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.14 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.15 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.16 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been Paid in Full.

8.17 Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.18 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.19 CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.20 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.21 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, officers, directors, advisors, agents and employees, from and against any and all liabilities, losses, claims (including intraparty claims), demands, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, officers, directors, advisors, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor), in each case, in accordance with, and subject to the limitations and exceptions set forth in, Section 9.03(c) of the Credit Agreement.

8.22 Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Subject to the terms of the Credit Agreement, delivery of an executed counterpart of a signature page of this Security Agreement that is an Electronic Signature (as defined in the Credit Agreement) transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[signature pages follow]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

LSB INDUSTRIES, INC., a Delaware corporation
CHEMEX I CORP., an Oklahoma corporation
CHEROKEE NITROGEN L.L.C., an Oklahoma limited liability company
EDC AG PRODUCTS COMPANY L.L.C., an Oklahoma limited liability company
EL DORADO AMMONIA L.L.C., an Oklahoma limited liability company
EL DORADO CHEMICAL COMPANY, an Oklahoma corporation
EL DORADO NITROGEN L.L.C., an Oklahoma limited liability company
LSB CHEMICAL L.L.C., an Oklahoma limited liability company
PRYOR CHEMICAL COMPANY, an Oklahoma corporation
TRISON CONSTRUCTION, INC., an Oklahoma corporation
LSB INSURANCE LLC, an Oklahoma limited liability company

By	/s/ Kristy Carver
Name: Kristy Carver
Title: Senior Vice President, Treasurer and Assistant Secretary

[LSB Industries, Inc. – Signature Page to Security Agreement]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Ethan Turner
Name: Ethan Turner
Title: Authorized Officer

[LSB Industries, Inc. – Signature Page to Security Agreement]